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                                                                      EXHIBIT 16

PricewaterhouseCoopers [LOGO]

________________________________________________________________________________

                                                     PricewaterhouseCoopers LLP
                                                     One Post Office Square
                                                     Boston MA 02109
                                                     Telephone (617) 478 5000
                                                     Facsimile (617) 478 5900

June 30, 2000


Office of Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated June 30, 2000 of Razorfish, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

By: Paul G. Joubert

cc: Mr. John J. Roberts, Chief Financial Officer, Razorfish, Inc.